UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: June 13, 2023
(Date of earliest event reported)

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

DE	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

790 Remington Boulevard
Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the 2023 Annual Meeting of Stockholders of ATI Physical Therapy, Inc. (the “Company”), which was held on June 13, 2023 (the “2023 Annual Meeting”), the Company’s stockholders approved a second amendment (the “Plan Amendment”) to the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance under the Plan by an additional 37,000,000 shares of Common Stock, as described in the Company’s proxy statement for the 2023 Annual Meeting filed with the Securities and Exchange Commission on May 1, 2023 (the “Proxy Statement”). The Plan Amendment had previously been approved, subject to stockholder approval, by the Company’s board of directors (the “Board”).

The Company’s executive officers and directors are eligible to receive awards under the Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the Plan. A detailed summary of the Plan and the Plan Amendment is set forth in the Proxy Statement under the caption “Proposal 7: Approval of the Amendment to ATI Physical Therapy, Inc. 2021 Equity Incentive Plan to Increase the Number of Shares Available for Issuance under the Plan,” the summary of which is incorporated herein by reference. That detailed summary of the Plan and the foregoing description of the Plan Amendment are qualified in their entirety by reference to the full text of the Plan and Plan Amendment, which are filed as Exhibit 10.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the 2023 Annual Meeting, the Company’s stockholders approved a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to declassify the Company’s Board over time and provide for the annual election of all directors beginning with the Company’s 2025 annual meeting of stockholders.

The Charter Amendment was filed with the Secretary of State of Delaware on June 13, 2023 and became effective upon filing. The foregoing description is qualified in its entirety by reference to the Charter Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2023 Annual Meeting of stockholders of the Company was held on June 13, 2023, As of April 17, 2023, the record date for the meeting, there were 208,495,548 shares of Common Stock outstanding and entitled to vote on all matters. At the meeting, stockholders voted on the following proposals:

PROPOSAL I:    To approve, for purposes of complying with applicable New York Stock Exchange listing rules, the Transaction, including the issuance of New Second Lien PIK Convertible Notes and the issuance of preferred stock to provide voting rights for the holders of the New Second Lien PIK Convertible Notes. The votes were as follows:

FOR	169,774,616
AGAINST	1,141,455
ABSTAIN	134,118
BROKER NON-VOTES	18,980,718

PROPOSAL II:     To Amend and Restate the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors, contingent on approval of the Transaction in accordance with Proposal 1. The votes were as follows:

FOR	170,330,430
AGAINST	603,334
ABSTAIN	116,425
BROKER NON-VOTES	18,980,718

PROPOSAL III: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes were as follows:

FOR	189,556,370
AGAINST	318,024
ABSTAIN	156,513

PROPOSAL IV:  Election of Directors.

Joanne Burns, John Maldonado, James Parisi, and Sharon Vitti were each re-elected as Directors, to serve a one year term to expire at the 2024 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.  The votes were as follows:

	For	Withheld	Broker Non- Votes
Joanne Burns	166,296,652	4,753,537	18,980,718
John Maldonado	159,858,815	11,191,374	18,980,718
James Parisi	161,393,545	9,656,644	18,980,718
Sharon Vitti	170,446,375	603,814	18,980,718

PROPOSAL V: To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to implement a reverse stock split in the ratio between 1 for 20 and 1 for 50 by August 31, 2023. The votes were as follows:

FOR	170,165,041
AGAINST	825,971
ABSTAIN	59,177
BROKER NON-VOTES	18,980,718

PROPOSAL VI: To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. The votes were as follows:

FOR	161,881,193
AGAINST	8,736,321
ABSTAIN	432,675
BROKER NON-VOTES	18,980,718

PROPOSAL VII: To approve an amendment to ATI Physical Therapy, Inc.’s 2021 Equity Incentive Plan to increase the number of shares available for issuance under the Plan. The votes were as follows:

FOR	164,003,391
AGAINST	7,027,039
ABSTAIN	19,759
BROKER NON-VOTES	18,90,718

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation.

10.1	2021 Equity Incentive Plan.

10.2	First Amendment to 2021 Equity Incentive Plan.

10.3	Second Amendment to 2021 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2023	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer